Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-3D Registration Statement No. 333-40211, Form S-8 Registration Statements No. 333-60089 and 333-109018 of Community Bank Shares of Indiana, Inc., of our report dated March 27, 2007, on the consolidated financial statements of Community Bank Shares of Indiana, Inc. which report is included in Form 10-K for Community Bank Shares of Indiana, Inc. for the year ended December 31, 2006.


                                              /s/ Crowe Chizek and Company LLC

Louisville, Kentucky
March 29, 2007